Exhibit 10.4

                      DRILLING AND SEISMIC OPTION AGREEMENT
                                 NUCLA PROSPECT,
                            MONTROSE COUNTY, COLORADO

     This Drilling and Seismic Option Agreement ("Option" or "Agreement"), dated February 24, 2003, is by and between the Nucla Prospect Group whose address for the purposes of this Agreement is c/o Plateau Exploration, Inc., 1645 Court Place, Suite 312, Denver, Colorado, 80202 ("NPG") and Solaris Exploration, Inc., 16800 Imperial Valley Drive, Suite 380, Houston, Texas 77060 ("Solaris"). The members of the Nucla Prospect Group are listed on Exhibit "A". NPG and Solaris may be referred to individually as a "Party" or collectively as the "Parties".

                                    RECITALS:
                                    ---------

     A. NPG is the owner of certain oil and gas leases comprising approximately 40,547 net acres of approximately 43,007 gross acres located in Montrose County, Colorado, described on Exhibit "B" (the "Leases"). The Leases lie within an "Area of Mutual Interest," as defined below, which is described on Exhibits "C" and "D".

     B. NPG has agreed to grant to Solaris an exclusive and irrevocable option to acquire 100% of NPG's leasehold interest in and to the Leases and/or drill test wells on a Drilling Block (as defined below) by Drilling Block basis, subject to a reserved overriding royalty interest in favor of NPG as defined in
Article 12 below ("NPG's ORI"), it being the intent of NPG to deliver Solaris an 80% net revenue interest in the Leases.

     C. To evaluate whether to exercise the Option on a Drilling Block by Drilling Block basis, or otherwise, during the Option Periods (as defined below), Solaris has agreed to drill test well or wells at Solaris's sole cost, risk and expense, on one or more of the Drilling Blocks, such wells to include without limitation, the Initial Test Well, the Option Test Wells, and any other oil and gas well or other well drilled on the Leases (collectively the "Wells").

     D. During the Option Periods, Solaris has agreed to conduct certain operations on the Leases to further evaluate whether to exercise the Option.

     E. The designated contact person and representative spokesperson for NPG shall be Mr. Donald L. Rasmussen, President of Plateau Exploration, Inc. Mr. Rasmussen is not the agent or attorney in fact for the NPG and owes no fiduciary or other duty to the other members of the NPG.

     F. To accomplish the foregoing, NPG and Solaris wish to enter into this Agreement.

                                   AGREEMENT:
                                   ----------

     NOW, THEREFORE, in consideration of the premises, $100.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, NPG and Solaris agree as follows:

     1. Leases.
     ----------
     The Leases are defined as all of NPG's right, title and interest in and to the following:

          a. All of NPG's right, title and interest in and to the Leases, as more specifically described on Exhibit "B", and the lands covered thereby (the "Lands") subject to NPG's ORI and any restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to the Leases that are of record in the county and/or in the appropriate governmental agency where the Leases are located.

          b. The right, title and interest of NPG in and to, or derived from, all valid oil, gas and mineral unitization, pooling, operating and communization agreements, declarations and orders affecting the Leases, and in and to the properties covered and the units created thereby, as more specifically described on Exhibit "B".

          c. The right, title and interest of NPG in and to the personal property and fixtures that are appurtenant to the Leases, if any, or the units referred to in subsection 1.b. above, including all personal property and oil field equipment on such Leases.

          d. The right, title and interest of NPG in and to and under, or derived from, all valid contracts and agreements and instruments, only to the extent and insofar as the same are appurtenant to the Leases and the units referred to in subsection 1.b. above.

     2. Drilling Blocks.
     -------------------
     The  Leases  are  subdivided  into the  following  three  Drilling  Blocks:
Drilling Block #1, Drilling Block #2, and Drilling Block #3, as more specifically defined on Exhibit "E" and on the map in Exhibit "F". The Parties may mutually agree on other nine-section Drilling Blocks to be used as substitutes for Drilling Blocks #2 and/or #3 (with such Drilling Blocks being the "Substitute Drilling Blocks").

     3. Grant of the Option.
     -----------------------
     NPG grants and conveys to Solaris the exclusive and irrevocable option to purchase 100% of NPG's right, title and interest in the Leases upon the terms and conditions set forth herein (the "Option").

     4. Drilling Block #1/First Option Period.
     -----------------------------------------
     Solaris agrees to pay NPG a non-refundable $150,000.00 (hereafter the "First Option Exercise Price", which is approximately $25.00 per gross mineral acre for 5,760 gross mineral acres in Drilling Block #1) for the right to access the Leases, including Drilling Block # 1 and to conduct certain operations thereon during the First Option Period.

          a. Payment of the First Option Exercise Price.
          ----------------------------------------------
          The First Option Exercise Price shall be $150,000.00, such amount to be paid as follows: (i) Upon execution of the Agreement, Solaris agrees to pay NPG the sum of $50,000.00; (ii) on or before April 30, 2003, Solaris agrees to pay NPG the sum of $50,000.00 and (iii) on or before July 31, 2003, Solaris agrees to pay NPG the sum of $50,000.00. The First Option Exercise Price, including any partial payments thereof, is non-refundable. If any of the three installments of the First Option Exercise Price is not timely paid, this Agreement shall terminate and be of no force and effect and NPG shall retain all monies paid to date. Solaris's timely payment of the three installments of the First Option Exercise Price shall be a condition precedent to the effectiveness of this Agreement. Notwithstanding the foregoing, if Solaris elects to drill the Initial Test Well prior to the due date of the third installment of the First Option Exercise Price, the entire outstanding balance of the First Option Exercise Price shall be due and payable before Solaris may spud the Initial Test Well. First Option Exercise Price shall be paid to NPG in cash or certified funds delivered or wire transferred to NPG. NPG shall provide written wire transfer instructions to Solaris.

          b. First Option Period.
          -----------------------
          The "First Option Period" shall begin at the execution of this Agreement and shall continue until Monday, December 1, 2003 or 12 months from release of the drilling rig of the Initial Test Well, whichever is later; provided however, that the First Option Period will end in no event later than Wednesday December 1, 2004 (with that date being the "End of the First Option Period").

          c. Initial Test Well Assignment.
          --------------------------------
          Contemporaneously with payment of the First Option Exercise Price in its entirety, the Parties agree to execute the "Initial Test Well Assignment" and place it in escrow with the Escrow Agent. With respect to the Initial Test Well Assignment, the Parties agree to instruct the Escrow Agent as follows: (i) if actual drilling operations are not commenced as provided for in Article 4 below, then the Parties hereby instruct the Escrow Agent to return the Initial Test Well Assignment to NPG or (ii) if the Initial Test Well is completed as a well capable of production in paying quantities, then the Parties hereby instruct the Escrow Agent to deliver the Initial Test Well Assignment to Solaris. For the purposes of this Agreement, "Escrow Agent" shall mean the firm of Hale, Hackstaff, Tymkovich LLP, 1430 Wynkoop, Suite 300, Denver, Colorado, 80202 ("HHT" or "Escrow Agent"), which agrees to hold the Initial Test Well Assignment pursuant to the terms of a mutually acceptable Escrow Agreement.

          d. The Initial Test Well.
          -------------------------
          During the First Option Period, but after full payment of the First Option Exercise Price, Solaris (as contract operator for NPG) shall commence to drill (with due diligence) an "Initial Test Well" at a location in the SESW Section 16, Township 47 North, Range 14 West or as otherwise approved by the Parties, to a depth of 6,400 feet or sufficient depth until the upper 50 feet of the Precambrian Basement has been tested (penetrated), whichever is the greater depth, or to another depth as agreed to by the Parties (with such depth being the "Target Depth"). Failure of Solaris to drill, or cause to drill, or at least to spud the Initial Test Well during the First Option Period (after full payment of the First Option Exercise Price), will have the following effect: (i) this Agreement will automatically terminate, (ii) NPG will have no further obligations under this Agreement and (iii) NPG and Solaris hereby instruct the Escrow Agent to deliver the Initial Test Well Assignment to NPG.

               (i)  Drilling  And  Completion  Of The  Initial  Test  Well  As A
               -----------------------------------------------------------------
          Successful  Commercial  Oil and/or Gas Well.
          ----------------------------------------------------------------------
               By drilling the Initial Test Well to the Target Depth, and successfully completing the Initial Test Well as a well capable of production in paying quantities, Solaris will then earn the right to receive an assignment from NPG of all formations and all depths in the Leases comprising Drilling Block #1 (the "First Test Well Assignment"), in which event NPG and Solaris hereby instruct the Escrow Agent to deliver the Initial Test Well Assignment to Solaris. After having drilled and successfully completed the Initial Test Well, if Solaris elects not to drill the Second Option Test Well (as defined below) and elects not to pay the Second Option Exercise Price and not begin the Second Option Period, then (a) Solaris earns an assignment of the Leases assigned in the Initial Test Well Assignment, (b) the AMI is reduced to cover the lands within the exterior boundary of Drilling Block #1, and (c) then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases outside Drilling Block #1. However, after having successfully drilled and completed the Initial Test Well, Solaris may exercise its option to purchase all of the "Remaining Leases" at one time, as set forth in Section 7 below.

               (ii)  Drilling  And  Completion  Of The  Initial  Test Well As An
               -----------------------------------------------------------------
          Unsuccessful Commercial Oil and/or Gas Well.
          --------------------------------------------
               If the Initial Test Well is an unsuccessful commercial oil and/or gas well, Solaris will not earn interest in acreage within Drilling Block #1, and NPG shall have no obligation to assign Solaris any interest in the Leases comprising Drilling Block #1. If Solaris elects to quit the Nucla Prospect after the unsuccessful Initial Test Well and not to drill an Second Option Test Well and elects not to pay the Second Option Exercise Price and not begin the Second Option Period, then (i) then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI and (ii) NPG and Solaris hereby direct the Escrow Agent to deliver the Initial Test Well Assignment to NPG.

          e. Expiration of First Option Period.
          -------------------------------------
          After the End of the First Option Period, this Agreement shall then be of no force and effect unless on or before the End of the First Option Period, Solaris, at its sole discretion, exercises its option to begin the Second Option Period by paying the Second Option Exercise Price.

     5. Second Option Period/Drilling Blocks #2 or #3.
     -------------------------------------------------
     On or before the End of the First Option Period, Solaris, at its sole discretion, may elect to pay NPG the "Second Option Exercise Price" for the rights to (a) access either Drilling Block #2, or Drilling Block #3, or a Substitute Drilling Block if Solaris agrees, and the Leases and (b) conduct certain operations thereon during the Second Option Period. Second Option Exercise Price shall be calculated by multiplying the gross acres contained in the applicable Drilling Block times the cost per gross acre as set forth in
Article 8 below. The Second Option Exercise Price is non-refundable. If the Second Option Exercise Price is not timely paid, this Agreement shall terminate as of End of the First Option Period and be of no force and effect. Solaris's payment of the Second Option Exercise Price shall be a condition precedent to the effectiveness of this Agreement after the End of the First Option Period. Second Option Exercise Price shall be paid in cash or certified funds delivered or wire transferred to NPG. NPG shall provide wire transfer instructions to Solaris. The Second Option Period shall begin at the End of the First Option Period and terminate at the "End of the Second Option Period," as defined below.

          a. Second Option Test Well Assignment.
          --------------------------------------
          Contemporaneously with the payment of the "Second Option Exercise Price", the Parties agree to execute the "Second Option Test Well Assignment" and place it in escrow with the Escrow Agent. With respect to the Second Option Test Well Assignment, the Parties agree to instruct the Escrow Agent as follows: (i) if actual drilling operations are not commenced as provided for in Section 5.b. below, then the Parties hereby instruct the Escrow Agent to return the Second Option Test Well Assignment to NPG or (ii) if the Second Option Test Well is completed as a well capable of production in paying quantities, then the Parties hereby instruct the Escrow Agent to deliver the Second Option Test Well Assignment to Solaris.

          b. Second Option Test Well.
          ---------------------------
          During the Second  Option  Period,  Solaris (as contract  operator for
     NPG) shall commence to drill or cause to be drilled (with due diligence) one Option Test Well on Drilling Block #2 to a depth of 10,000 feet, or one Option Test Well on Block #3 to a depth of 11,000 feet, or one Option Test Well on a Substitute Drilling Block to a depth agreed to by the Parties ("Second Option Test Well"). The depth of the Second Option Test Well shall be to the specified depth or to a depth sufficient to test (penetrate) the upper 50 feet of the Precambrian Basement whichever is the greater depth, or to another depth as agreed to by the Parties (with such depth being the "Target Depth").

               (i).  Drilling And Completion Of The Second Option Test Well As A
               -----------------------------------------------------------------
          Successful Commercial Oil and/or Gas Well.
          ------------------------------------------
               By drilling the Second Option Test Well to the Target Depth, and successfully completing the Second Option Test Well as a well capable of production in paying quantities, Solaris will then earn the right to receive an assignment from NPG of all formations and all depths in the Leases comprising the Drilling Block in which the Second Option Test Well was drilled, in which event NPG and Solaris hereby instruct the Escrow Agent to deliver the Second Option Test Well Assignment to Solaris. If Solaris, after having drilled and successfully completed the Second Option Test Well, elects to not drill the Third Option Test Well and elects not to pay the Third Option Exercise Price and not begin the Third Option Period, then (a) Solaris earns an assignment of the Leases within the Drilling Block in which the Second Option Test Well is located, (b) the AMI is reduced to cover the lands assigned in the Initial Test Well Assignment and the Second Option Test Well Assignment and (c) then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI, except any acreage acquired pursuant to the Initial Test Well Assignment and the Second Option Test Well Assignment. . However, Solaris, after having successfully drilled and completed the Second Option Test Well, may exercise its option to purchase all of the "Remaining Leases" at one time, as set forth in Section 7 below.

               (ii) Drilling And Completion Of The Second Option Test Well As An
               -----------------------------------------------------------------
          Unsuccessful Commercial Oil and/or Gas Well.
          --------------------------------------------
               If the Second Option Test Well is an unsuccessful commercial oil and/or gas well, Solaris will not earn interest in acreage within the Drilling Block in which the Second Option Test Well is located, and NPG shall have no obligation to assign Solaris any interest in the Leases comprising the Drilling Block in which the Second Option Test Well is located. If Solaris elects to quit the Nucla Prospect after the unsuccessful Second Option Well and not to drill a Third Option Test Well (as defined below) and elects not to pay the Third Option Exercise Price and not begin the Third Option Period, then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI, except any acreage acquired pursuant to the Initial Test Well Assignment, and NPG and Solaris hereby direct the Escrow Agent to deliver the Second Option Test Well Assignment to NPG.

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

          c. Expiration of Second Option Period.
          --------------------------------------
          The Second Option Period shall expire on the earlier of 12 months from release of the drilling rig of the Initial Test Well, but in no event later than December 31, 2005 (with such date being the "End of the Second Option Period"). After the End of the Second Option Period, this Agreement shall then be of no force and effect unless on or before the End of the Second Option Period, Solaris, at its sole discretion, exercises its option to begin the Third Option Period.

     6. Third Option Period/Remaining Drilling Block.
     ------------------------------------------------
     On or before the End of the Second Option Period, Solaris, at its sole discretion, may elect to pay unto NPG the "Third Option Exercise Price" for the rights to access the Drilling Block that was not accessed in the Second Option Period - either Drilling Block #2, Drilling Block #3, or a Substitute Drilling Block and conduct certain operations thereon during the Third Option Period. The Third Option Exercise Price shall be calculated in the same manner as the Second Option Exercise Price. The Third Option Exercise Price is non-refundable. If the Third Option Exercise Price is not timely paid, this Agreement shall terminate as of End of the Second Option Period and be of no force and effect. Solaris's payment of the Third Option Exercise Price shall be a condition precedent to the effectiveness of this Agreement after the End of the Second Option Period. Third Option Exercise Price shall be paid in cash or certified funds delivered or wire transferred to NPG. NPG shall provide wire transfer instructions to Solaris. The Third Option Period shall begin at the End of the Second Option Period and end at the end of the "Third Option Period," as defined below.

          a. Third Option Test Well Assignment.
          -------------------------------------
          Contemporaneously with the payment of the "Third Option Exercise Price", the Parties agree to execute the "Third Option Test Well Assignment" and place it in escrow with the Escrow Agent. With respect to the Third Option Test Well Assignment, the Parties agree to instruct the Escrow Agent as follows: (i) if actual drilling operations are not commenced as provided for in Section 6.b. below, then the Parties hereby instruct the Escrow Agent to return the Third Option Test Well Assignment to NPG or (ii) if the Third Option Test Well is completed as a well capable of production in paying quantities, then the Parties hereby instruct the Escrow Agent to deliver the Third Option Test Well Assignment to Solaris.

          b. Third Option Test Well.
          --------------------------
          During the Third Option Period, Solaris (as contract operator for NPG) shall commence to drill or cause to be drilled (with due diligence) an Option Test Well on Drilling Block #2 to a depth of 10,000 feet, on Block #3 to a depth of 11,000 feet, or on a Substitute Drilling block to a depth agreed to by the Parties ("Third Option Test Well"). The depth of the Third Option Test Well shall be to the specified depth or to a depth sufficient to test (penetrate) the upper 50 feet of the Precambrian Basement whichever is the greater depth, or to another depth as agreed to by the Parties (with such depth being the "Target Depth").

               (i)  Drilling And  Completion  Of The Third Option Test Well As A
               -----------------------------------------------------------------
          Successful Commercial Oil and/or Gas Well.
          ------------------------------------------
               By drilling the Third Option Test Well to the Target Depth, and successfully completing the Third Option Test Well as a well capable of production in paying quantities, Solaris will then earn the right to receive an assignment from NPG of all formations and all depths in the Leases comprising the Drilling Block in which the Third Option Test Well was drilled, in which event NPG and Solaris hereby instruct the Escrow Agent to deliver the Third Option Test Well Assignment to Solaris. If Solaris, after having drilled and successfully completed the Third Option Test Well, elects to not to exercise the option to purchase all of the Leases, as set forth below, then (a) Solaris earns an assignment of the Leases within the Drilling Block in which the Third Option Test Well is located (b) the AMI is reduced to cover the lands assigned in the Initial Test Well Assignment, the Second Option Test Well Assignment and the Third Option Test Well Assignment and (c)

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

          Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI, except any acreage acquired pursuant to the Initial Test Well Assignment, the Second Option Test Well Assignment and the Third Option Test Well Assignment. However, Solaris, after having successfully drilled and completed the Third Option Test Well, may exercise its option to purchase all of the "Remaining Leases" at one time, as set forth in Section 7 below.

               (ii) Drilling And  Completion Of The Third Option Test Well As An
               -----------------------------------------------------------------
          Unsuccessful Commercial Oil and/or Gas Well.
          --------------------------------------------
               If the Third Option Test Well is an unsuccessful commercial oil and/or gas well, Solaris will not earn interest in acreage within the Drilling Block in which the Third Option Test Well is located, and NPG shall have no obligation to assign Solaris any interest in the Leases comprising the Drilling Block in which the Third Option Test Well is located. If Solaris elects to quit the Nucla Prospect after the unsuccessful Third Option Test Well, then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI, except any acreage acquired pursuant to the Initial Test Well Assignment and the Second Option Test Well Assignment.

          c. Expiration of Third Option Period.
          -------------------------------------
          The Third Option Period shall expire on the earlier of 12 months from release of the drilling rig of the Second Test Well, but in no event later than December 1, 2006. After the End of the Third Option Period, this Agreement shall then be of no force and effect unless on or before the End of the Third Option Period, Solaris, at its sole discretion, exercises its option to Purchase the Leases.

     7. Exercise of the Option to Purchase the Leases.
     -------------------------------------------------
     Within six months after successful completion by Solaris of a Well as a commercial producer but on or before expiration of the Third Option Period (with that time being the "Option Period"), Solaris may exercise its option to purchase all of the "Remaining Leases" at one time, as set forth below. "Remaining Leases" are those leases held by the NPG in the AMI concurrently with the successful completion by Solaris of a Well as a commercial producer. Solaris may not exercise the Option for less than all of the Remaining Leases, provided, however, that Solaris may have already earned an assignment of certain Leases within a particular Drilling Block pursuant to the Initial Test Well Assignment, the Second Option Test Well Assignment and/or the Third Option Test Well Assignment, and the Leases so earned shall be excluded from the term "Remaining Leases" for the purposes of this Article 7. If Solaris fails to exercise its option to purchase all of the Remaining Leases, then (a) Solaris earns an assignment of only those Leases pursuant to the Initial Test Well Assignment, the Second Option Test Well Assignment and the Third Option Test Well Assignment (if and to the extent those assignments have been made), and (b) the AMI is reduced to cover the lands within the exterior boundary of the Drilling Blocks assigned in Initial Test Well Assignment, the Second Option Test Well Assignment and the Third Option Test Well Assignment and (c) then Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI, except any acreage acquired pursuant to the Initial Test Well Assignment, the Second Option Test Well Assignment and the Third Option Test Well Assignment.

          a. Option Period.
          -----------------
          If this Agreement is in force and effect and not terminated by the failure to pay the Second Option Exercise Price or the Third Option Exercise Price, as applicable, the Option to purchase all of the Leases at one time shall be exercisable at any time after successful completion of the applicable Test Well as a commercial producer, but in no event later than the close of business on December 1, 2006 (the "Option Period").

          b. Method of Exercise.
          ----------------------
          To exercise the Option within the Option Period, Solaris must deliver notice of such exercise using one of the following methods: (i) in writing, delivered personally, (ii) by facsimile transmission or similar means (with signed confirmed copy to follow by mail in the manner provided below),
     (iii) by registered or certified mail, postage prepaid, or (iv) by delivery service for which a receipt is obtained, at the address for NPG set forth in the first paragraph of this Agreement. Such notice shall be deemed delivered on the date of receipt. NPG may specify any other address by giving written notice to Solaris of such change.

          c. Option Effective Date.
          -------------------------
          The effective date of a purchase of the Leases pursuant to the Option shall be the date NPG assigns the Leases to Solaris (the "Effective Date").

          d. Lease Purchase Option Exercise Price.
          ----------------------------------------
          The Lease Purchase Option Exercise Price shall be calculated by multiplying the number of gross acres of the "Remaining Leases" (as set forth above) as listed on Exhibit "B" (or otherwise if there are newly acquired Leases) times the price per acre as set forth in Article 8 (relative to the Effective Date). "Gross acres" here refers to the total net acres rounded up to the next full acre (without fraction thereof).

          e. Final Closing and Assignment of Leases.
          ------------------------------------------
          If Solaris exercises the Option to purchase the Leases, the consummation of the transaction contemplated by this Agreement (the "Final Closing") shall occur on or before 30 days after exercise of the Option. At the Final Closing, (i) Solaris shall pay NPG the Lease Purchase Option Exercise Price by wire transfer or by certified funds, (ii) NPG shall transfer, assign and deliver unto Solaris an Assignment, Bill of Sale and Conveyance of 100% of NPG's right, title and interest in the Leases, on a form mutually acceptable to the Parties (the "Assignment"), (iii) Solaris and NPG shall execute all documents necessary to transfer operation of the Leases to Solaris, and (iv) NPG shall deliver all of the original records relating to the Leases to Solaris. The Assignment shall assign to Solaris 100% of NPG's right, title and interest in and to the Leases, (i) free and clear of all liens and encumbrances, (ii) with a special warranty of title by, through and under NPG, but not otherwise, and (iii) reserving NPG's ORI. In addition, NPG shall also prepare, execute and deliver assignment of 100% of NPG's right, title and interest in the Leases on approved governmental forms conveying Record Title to Solaris. Solaris will pay all costs for the transfer of titles to Solaris from NPG.

          f. Development Program.
          -----------------------
          If Solaris elects to exercise its option to purchase the Leases, Solaris shall diligently initiate a development program (drilling or seismic and drilling) on the Leases and Lands within the AMI.

     8. Acreage Price Schedule.
     --------------------------
     To determine the Second Option Exercise Price, the Third Option Exercise Price and the Lease Purchase Option Exercise Price to acquire the Remaining Leases pursuant to Article 7, the Parties agree to use the following Schedule to determine the price per gross acre:

         Dates                                       Price Per Gross Acre
         -----                                       --------------------
         Execution until June 30, 2003               $ 25.00
         July 1, 2003 through Dec 31, 2003           $ 30.00
         Jan 1, 2004 through June 30, 2004           $ 35.00
         July 1, 2004 through Dec 31, 2004           $ 40.00
         Jan 1, 2005 through June 30, 2005           $ 45.00
         July 1, 2005 through Dec 31, 2005           $ 50.00
         Jan 1, 2006 through Dec 31, 2006            $ 55.00


     9. Solaris's Operations.
     ------------------------

          a. Compliance With Laws.
          ------------------------
          Solaris agrees to conduct all of its operations on the Leases and within the AMI in accordance with (i) appropriate federal, state, county, town, local and other regulations and laws (collectively, "Laws"), (ii) the terms and conditions of the applicable Leases, and (iii) good oil field practices. Solaris's operations may include, without limitation, operations necessary to (a) site, drill, deepen, complete, recomplete, rework, produce, maintain and plug and abandon any Well, test boreholes, underground injection well, or gas storage well or other wells drilled on the Leases, (b) explore for oil and gas, (c) conduct seismic and other surveys, (d) install flow lines, separators, treaters, compressors and gathering systems; (e) transport, store, treat, or dispose of exploration and production wastes; and (f) construct and/or prepare, or reclaim a well site.

          b. Costs and Expenses.
          ----------------------
          Solaris and NPG agree that the entire cost, risk and expense of all of Solaris's and NPG's operations on the Leases shall be borne by Solaris, such costs to include, without limitation, any claim, demand, action, cause of action, judgment, attorneys' fees or expense of investigation or litigation for injury to or loss or destruction of property, or for injury to or death of any person arising out of or in connection with Solaris's operations.

          c. Liens and Encumbrances.
          --------------------------
          When conducting operations on the Leases or pursuant to the terms of this Agreement, Solaris agrees it will pay all bills no later than 60 days after receipt (except where being contested in good faith) and will keep the Leases and Lands free and clear of all liens and encumbrances of whatsoever kind and character, including liens for labor performed and materials furnished, except "Permitted Encumbrances." "Permitted Encumbrances" shall mean (i) statutory liens such as liens for taxes not due and other such liens and encumbrances that attach by operation of law,
     (ii) liens and encumbrances on the Lands or the Leases that were in effect at the time that the Leases were acquired by NPG, (iii) liens and other encumbrances that attached to the Leases or the Lands by actions of NPG prior to Solaris's assumption of operation of the Leases and (iv) liens, encumbrances, and security interests arising from any operating agreement executed by Solaris in connection under this Agreement. Solaris agrees to indemnify, defend and hold harmless and Release NPG from any and all claims, demands, losses, damages and liabilities arising out of or resulting from any such liens and encumbrances, other than the Permitted Encumbrances, and to furnish NPG, promptly upon NPG's request, with reasonable evidence of the payment of all charges and obligations in connection with Solaris's operations.

          d. Rentals.
          -----------
          During the term of this Agreement, Solaris agrees to pay all delay rentals due on all Leases within the AMI (including newly acquired Leases) at least 30 days prior to the due date for each rental. To NPG's knowledge, the rental due dates and amounts for each lease are set forth in Exhibits G and H. If Solaris fails to pay such rentals, NPG may elect in its sole discretion to pay such rentals. If NPG pays delay rentals due on any of the Leases, then NPG shall invoice Solaris for the full amount of the rent and Solaris agrees to pay such invoices within 30 business days. Failure of Solaris to reimburse delayed rental paid by NPG for a specific lease within 30 days after the anniversary date of the lease will result in that lease being excluded from the AMI and the Lease remaining the property of the NPG. In addition, Solaris agrees to reimburse NPG for the 2002 rental payments (totaling $14,978.00) on or before July 31, 2003; provided however, that Solaris' failure to make such payment shall automatically terminate this Agreement in which event, (i) Solaris agrees to assign to NPG any interest Solaris may have acquired in Leases within the AMI and
     (ii) NPG and Solaris hereby direct the Escrow Agent to deliver the Initial Test Well Assignment to NPG.

          e. Release/Surrender of Leases.
          -------------------------------
          After the assignment of Leases by NPG to Solaris, Solaris is expected to maintain each lease through payment of rentals and renewal (where applicable) during the term of this Agreement, the primary and renewal term of each such lease, or the term of the AMI, whichever is the lesser. However, if Solaris desires to surrender any lease or any part of the acreage covered by any Lease through non-payment of rental, Solaris agrees to notify NPG at least 45 days in advance of the anniversary date specified in said Lease. NPG shall then have 15 days after receipt of such notice within which to elect to take a reassignment of such Lease or any portion thereof. If NPG elects to receive such a reassignment, Solaris agrees to deliver an Assignment of the Lease to NPG within 10 days of NPG's election to receive a reassignment of such Lease. In addition, Solaris agrees to reassign to NPG any lease upon which a completed well has not been drilled, on or before 6 months prior to the expiration of the primary term of such Lease. All such reassignments shall be made free of any liens, encumbrances or burdens and with a special warranty of title by through and under Solaris, but not otherwise.

          f. Drilling and Completion of Wells.
          ------------------------------------
          Solaris agrees to notify NPG immediately of all material events occurring on the Leases, including, without limitation, when the location for each Well is staked, when the material for the drilling thereof is moved to the location and when actual drilling is commenced.

               i. Drilling Reports.
               --------------------
               Solaris agrees to follow other notice requirements and provisions set forth on Exhibit "I". Solaris agrees to furnish to NPG daily drilling reports and other information as described in Exhibit "I". The Parties agree that such daily reports are proprietary and confidential to Solaris and NPG. During and immediately after the drilling of a Well, NPG shall have the opportunity to examine Well cuttings, test data, and electrical logs.

               ii. Well Completion.
               --------------------
               If Solaris, in its sole discretion, determines that any Well is capable of producing oil, gas and/or any other related product in commercial quantities, Solaris agrees to run such production string as Solaris deems as adequate, and attempt to complete each Well. If such completion is successful, Solaris shall equip each Well for production through and including such tanks, separator and other equipment necessary to complete the Well. The Well Completion Date shall be the date of completion of the Well as filed and recorded with the Colorado Oil and Gas Conservation Commission.

               iii. Plugging and Abandonment of a Well.
               ----------------------------------------
               If Solaris determines that any Test Well is incapable of producing oil, gas and/or any other related product in commercial quantities and that such Well should be plugged and abandoned, Solaris shall promptly notify NPG of such determination by telephone (with written confirmation to follow) or by facsimile or E-mail (with such notice being Solaris's "P&A Notice"). If NPG agrees with this determination (and its failure to respond in the manner and within the time indicated below shall constitute agreement), Solaris agrees, at Solaris sole cost and expense, to plug and abandon each such Well and reclaim the Well site all in accordance with applicable Laws, applicable leases, easements and surface use agreements.

               iv. Well Takeover by NPG.
               -------------------------
               After NPG's receipt of Solaris's  P&A Notice,  NPG shall have the right to take over the Well by so notifying Solaris, within 24 hours for a drilling Well or within 5 business days for a completed Well, of NPG's receipt of the P&A Notice. During such 24 hours or 5 business days, Solaris shall provide to NPG with copies of the test data, electrical logs and other data and information not previously provided, and if it has not already happened, give NPG the opportunity to examine well cuttings and other physical aspects of the Well and Well site. If NPG elects to take over such drilling or completed Well, Solaris shall assign the Well and associated acreage covered by the applicable Lease (the spacing unit attributable to Well) to NPG on an Assignment, Bill of Sale and Conveyance ("Assignment") containing the following provisions: (i) Solaris shall warrant title to the Well and associated acreage from and against all persons claiming by, through and under Solaris, but not otherwise, (ii) all personal property shall be conveyed "as is where is," (iii) NPG agrees to be responsible for all costs and expenses attributable to the period of time after the assignment and Solaris agrees to be responsible for all costs and expenses attributable to the period of time before the assignment , and (iv) Solaris agrees to transfer operations on the Well to NPG. If NPG elects to takeover a Well, Solaris shall lose the right to receive an assignment of the applicable spacing unit under the terms of this Agreement. If NPG elects to take over the Well, consideration for the Assignment shall be the fair market value of all equipment and fixtures in the Well, less the estimated costs to plug and abandon the Well and restore the Well Site in accordance with all applicable Laws and the terms and condition of the applicable Leases. As substantiation for the cost of the Well's equipment and fixtures, Solaris agrees to furnish NPG with satisfactory proof of payment of all costs and expenses of such Well up until the time the same is taken over by NPG.

               v. Substitute Well/Replacement Well.
               ------------------------------------
               During the drilling of a Well, if Solaris encounters "impenetrable substances" or other drilling conditions beyond its control making the drilling of the Well impractical before reaching the target depth, or if the Well is a dry hole or is a well that is not capable of production in paying quantities, Solaris may, at its option, commence the actual drilling of a "Substitute Well" of "Replacement Well" within 90 days from the time the respective original Well is abandoned because of such substance or condition that is encountered, in which case the Substitute Well or Replacement Well shall be considered the original Well for all purposes, provided however, that Solaris and NPG agree that the End of the First Option Period, End of the Second Option Period, End of the Third Option Period, and the end of the Option Period may not be extended by the provisions of this section.

     10. Solaris's Access to NPG's Data.
     -----------------------------------
     During the term of this Agreement, NPG shall make available to Solaris copies of all data, maps, and studies within the AMI (as defined below), to the extent not prohibited by contractual restrictions.

     11. Area of Mutual Interest.
     ----------------------------
     To facilitate the development of the oil, gas, and other minerals (including helium) under Leases and other lands identified by NPG, Solaris and NPG hereby create an area of mutual interest (the "AMI") covering lands within the outline set forth on Exhibits "C" and "D". The term of the AMI shall begin on the date this Agreement is executed and shall expire at the earlier of 10 years from the date of this Agreement but in no event later than close of business on December 31, 2013.

          a. NPG's Acquisition.
          ---------------------
          If NPG acquires an oil and gas interest during the term of the AMI, said interest will be offered to Solaris at the actual acquisition costs (which shall include all reasonable field costs and related expenses for such acquisition), and such offer will be made within 20 working days of acquisition of the interest. Solaris shall have 20 days after receipt of written notice of the acquisition and the terms and provisions thereof in which to elect to acquire a 100% interest in such acquisition. If Solaris elects to acquire said interest, the lease so acquired shall be assigned to Solaris, subject to NPG's ORI. All of NPG's acquisition costs and recording fees will be promptly reimbursed/paid by Solaris. If Solaris elects not to acquire the oil and gas interest, such interest shall be excluded from the AMI and remain property of NPG.

          b. Solaris's Acquisition.
          -------------------------
          If Solaris acquires oil and gas interests within the AMI, Solaris agrees to assign NPG NPG's ORI within 30 business days after Solaris has received title for each new assignment.

          c. Notification.
          ----------------
          If NPG or Solaris or any third party, agent, subsidiary, assignee or successor to either Party (the "Acquiring Party") secures a new lease or a top-lease, a lease renewal or extension thereof or secures a farmin or the right to acquire any of the foregoing, which is within the AMI, then the Acquiring Party shall promptly notify the other Party (the "Non-Acquiring Party") of the acquisition. Such notice shall also include a copy of the lease, title information, and any other relevant documents or information.

          d. New Lease Forms.
          -------------------
          The Parties shall use their best efforts when obtaining new oil and gas leases within the AMI to secure leases on substantially the same form
     (type) of leases and on the same or better terms (e.g. Net Revenue Interest, primary term, etc.) as obtained for NPG's leases in Exhibit "B".

          e. AMI Boundary Modification.
          -----------------------------
          The AMI boundary can be expanded, contracted or otherwise modified at any time with mutual written consent of the Parties.

          f. Reduction of the AMI Boundary.
          ---------------------------------
          If Solaris  elects not to extend the  Agreement  to the Second  Option
     Period or Third Option Period or elects not to acquire the rest of the Leases pursuant to its exercise of the Option pursuant to Section 7, the Parties agree to reduce the AMI to the Drilling Block(s) which have already been assigned to Solaris.

          g. Leases Inside and Outside the AMI.
          -------------------------------------
          If any oil and gas interest acquired hereunder covers acreage both within and outside the joint AMI, the Parties agree that all of such interest shall be deemed to be within the AMI.

     12. NPG's ORI.
     --------------
     All Leases to be assigned to Solaris pursuant to the terms of this Agreement, or new leases acquired by Solaris under the terms of the AMI, shall be subject to a reserved overriding royalty interest in favor of NPG equal to the difference between existing leasehold burdens and 20% (with such overriding royalty being "NPG's ORI"); provided that NPG's ORI shall be, at a minimum, 2.5%, which in the worst case would reduce Solaris's NRI to less than or equal to 78.5%. Solaris agrees that NPG may apportion NPG's ORI among the members of the NPG without Solaris's involvement.

          a. Proportionate Reduction.
          ---------------------------
          If (i) any of the new oil and gas interests so acquired by Solaris cover less than the full "Working Interest" ("WI"), or (ii) if a Lease covers less than 100% of the mineral estate in the land, or (iii) NPG's owns less net mineral acres in the Leases than as set out on Exhibit "B", the ORI assigned to NPG shall be reduced proportionately.

          b. Burdens.
          -----------
          The NPG ORI shall (i) not bear any of the costs of producing, storing, separating, treating, dehydrating, processing, gathering or transporting or otherwise making the oil gas and leased substances produced from the leases in question ready for sale, except taxes applicable to said interest and the production attributable thereto, and (ii) remain effective as to all extensions, replacements, new leases, and renewals of the Leases acquired by Solaris and its successors, assigns, within 6 months of the expiration of the existing lease.

     13. Title Matters.
     ------------------
     NPG owns approximately 40,547 net acres and approximately 43,007 gross acres located in Montrose County, Colorado, as outlined on the plat in Exhibit "C". NPG does not warrant title to the Leases. However, NPG does warrant that the Leases are free of liens and encumbrances created by NPG, and to the best of NPG's knowledge, the Leases are free and clear of other liens and encumbrances. At Solaris's request, and at Solaris's expense, NPG will provide Solaris copies of NPG's oil and gas leases and all associated documents, stipulations, restrictions, abstracts of title, opinions on title, certificates of title, related correspondence with the lessor, and evidence of delay rental payments. Solaris shall bear the full cost of any title search as may be necessary to satisfy itself as to NPG's interest in said Leases, and the failure of Solaris to timely reject any of such titles shall be deemed an acceptance thereof by Solaris. Prior to drilling a Well, Solaris shall cause a title examination to be made by an attorney evidencing the title to the drill site lease to be free and clear or any and all title defects which would preclude the drilling of the Well by a reasonable prudent Operator. Solaris agrees to furnish a copy of all such title opinions to NPG.

     14. Development Program.
     ------------------------
     If Solaris elects to exercise its option to purchase the Leases, Solaris shall diligently initiate a development program (drilling or seismic and drilling) on the Leases and Lands within the AMI.

     15. Helium.
     -----------
     The Parties acknowledge that Helium may be present under the Leases and/or within the AMI. The Leases obtained from the Bureau of Land Management grant the lessee the exclusive right to drill for, mine, extract, remove and dispose of all oil and gas (except helium) in the lands covered by the Leases. Based on past practices of the Federal Government in not extracting helium from gas production, the right to collect and sell helium from the Wells will most likely be given to the lessee of the Federal leases. If Helium is found in commercial quantities, and if a cryogenic gas plant is necessary to recover helium from the produced gas, Solaris agrees that if such a cryogenic gas plant is installed, to compensate NPG for their respective share of the helium production based on NPG's ORI. The same ORI would apply to any carbon dioxide production or the recovery of any other commercial vaporous and/or liquid product from any Well. If such a cryogenic gas plant is necessary, NPG's ORI shall bear its proportionate share of the costs of such plant as a cost to be deducted when calculating NPG's ORI. The total project costs and expenses (including interest) to build such plant will be amortized over a 7-year period, or such other period as agreed to by the Parties, and the costs to run the plant and separate the helium shall be calculated accordingly.

     16. Seismic Surveys.
     --------------------
     The Parties anticipate that Solaris will conduct 2D and/or 3D seismic surveys of the Leases and Lands within the AMI ("Seismic Surveys"). The Parties agree that the Parties shall jointly own the Seismic Surveys. After completion of a Seismic Survey, and at no cost to NPG, Solaris shall provide NPG copies of the Seismic Survey, including digital records and paper copies of the program data, field recordings, velocity analyses, section displays, and any other data related to the seismic program(s). Solaris shall also provide NPG (at no cost to NPG) joint ownership of any other new or previous geophysical surveys (seismic gravity, aeromagnetics, etc.) and copies of any other new surface studies (soil gas, aerial photography, and so forth) by or for Solaris in the evaluation of the lands within the Nucla Prospect, to the extent Solaris is legally allowed to provide such data.

     17. Insurance.
     --------------
     Solaris, whether acting as the Operator or not, shall require Operator and contractors to carry appropriate insurance as required by the Colorado Oil and Gas Conservation Commission and any other governing agency in the operation of any oil and gas well within the AMI during the term of this Agreement, and Solaris shall furnish NPG certificates or other sufficient documentation as to such insurance coverage prior to the commencement of drilling operations, naming NPG as an additional insured.

     18. Apportionment of Liabilities and Obligations.
     -------------------------------------------------

          a. Solaris's Assumption of Liabilities and Obligations.
          -------------------------------------------------------
               After execution of this Agreement, Solaris agrees to assume and pay, perform, fulfill and discharge of all claims, costs, expenses, liabilities and obligations accruing or relating to all operations on the Leases and within the AMI after execution of this Agreement, including, without limitation, the payment of delay rentals, the payment of taxes, royalties and overriding royalties on production from the Leases, and the obligation to plug and abandon all Wells located on the Lands and reclaim all Well sites located on the Lands (collectively, the "Assumed Liabilities").

          b. NPG's Retention of Liabilities and Obligations.
          --------------------------------------------------
          After execution of this Agreement, NPG agrees to retain all claims, costs, expenses, liabilities and obligations accruing or relating to its operations on the Leases prior to the execution of this Agreement (collectively, the "Retained Liabilities").

     19. Indemnification.
     --------------------
     "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related directly or indirectly or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified Party indemnifying a third party. After execution of this Agreement, the Parties shall indemnify each other as follows:

          a. Solaris's Indemnification of NPG.
          ------------------------------------
          Solaris assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, save and hold harmless NPG, its members, partners, officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) the Assumed Liabilities (ii) any matter for which Solaris has agreed to indemnify NPG under this Agreement, and (iii) any breach of this Agreement by Solaris.

          b. NPG's Indemnification of Solaris.
          ------------------------------------
          NPG assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, save and hold harmless Solaris, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) the Retained Liabilities, (ii) any matter for which NPG has agreed to indemnify Solaris under this Agreement, and (iii) any breach of this Agreement by NPG.

          c. Release.
          -----------
          Solaris shall be deemed to have released NPG at the Closing from any Losses for which Solaris has agreed to indemnify NPG hereunder, and NPG shall be deemed to have released Solaris at the Closing from any Losses for which NPG has agreed to indemnify Solaris hereunder.

     20. Relationship of the Parties.
     --------------------------------
     With respect to this Agreement and the AMI, each Party shall not be considered the agent, partner, employee or fiduciary of any other Party, nor shall this Agreement or the AMI be construed as creating a mining partnership or other partnership or association. Accordingly, each Party to this Agreement shall be responsible for its own obligations, expenses and costs. All of the obligations and liabilities shall be several and not joint or collective. If for Federal Tax purposes, this Agreement or the relationship established thereby shall be regarded as a partnership, then the Parties elect not to be treated as partners, and this Agreement and the relationship created thereby does not constitute a partnership under the Internal Revenue Code, as amended.

     21. Independent Investigation.
     ------------------------------
     Solaris is experienced and knowledgeable in the oil and gas business and is aware of its risks. Solaris acknowledges and agrees that NPG has not made any representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the information relating to the Leases furnished or to be furnished to Solaris or its representatives by or on behalf of NPG, including without limitation any estimate of the value of the Leases or reserves or any projections as to future events. In entering into this Agreement, Solaris acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction, including without limitation, its own estimate and appraisal of the extent and value of the Leases, and the petroleum, natural gas and other reserves associated with the Leases. Solaris's representatives have visited, or prior to Closing will visit the offices of NPG and have been given opportunities to examine the materials related to the Leases. Except as expressly provided in this Agreement, NPG shall not have any liability to Solaris or its affiliates, agents, representatives or employees resulting from any use, authorized or unauthorized, of the Background Materials or other information relating to the Leases provided by or on behalf of NPG.

          a. Solaris may disclose to its investors, potential investors, financial advisors, bankers, and other third parties, NPG's illustrations, interpretations and written technical opinions (NPG's product) together with NPG's identity of authorship. However, Solaris agrees to provide NPG with the final text of any documents that are to be distributed to third parties in written or electronic format, that make reference to NPG or NPG's product, or reproduce NPG's product in any form, prior to distribution of the document for NPG's review and written approval, which approval will not be withheld unreasonably. NPG will be furnished a copy of the document in the form in which it is to be distributed.

          b. Solaris agrees to indemnify, defend and hold harmless the NPG to the extent permitted by law, from and against the entirety of all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs amounts paid in settlement, liabilities (of any kind whatsoever, whether due or to become due, including liability for taxes), obligations taxes (of whatsoever, including any interest, penalty or addition thereof, whether disputed or not), liens, losses, expenses damages and fees, including court costs and reasonable attorneys' fees and expenses that the NPG may suffer resulting from, arising out of, relating to, in the nature of or caused by the Solaris in conjunction with this engagement, excluding from such, indemnity damages caused by the NPG's fraud, gross negligence, misrepresentation, violation or alleged violation of law, or willful misconduct. The termination of any action, suit or proceeding by settlement shall not create a presumption that the NPG committed gross negligence, fraud, willful misconduct or knowing violation of law or regulation.

     22. Miscellaneous.
     ------------------

          a. Assignment.
          --------------

               (i) Prior to the first Well being drilled by NPG within the AMI, Solaris may not transfer, assign or sell this Agreement (all or in part) to a third party or another entity without prior written consent of NPG, which consent shall not be unreasonably withheld. Any Assignee of this Agreement shall be specifically bound by the terms of this Agreement.

               (ii) After the first Well is drilled by NPG within the AMI, Solaris may transfer, assign or sell this Agreement (all or in part) to a third party or another entity without prior written consent of NPG. Any Assignee of this Agreement shall be specifically bound by the terms of this Agreement.

          b. Successors.
          --------------
          Subject to limitations set forth in this Agreement, this Agreement and all provisions hereof shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, legal representatives, devisees, successors and assigns, and terms hereof shall be deemed to run with the Leases, wells, and other interests included within the AMI.

          c. Force Majeure.
          -----------------
          Solaris shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond its control, which causes hereinafter are called "Force Majeure". For the purpose of this Agreement, the term "Force Majeure" shall include, but shall not be limited to, fires, floods, windstorms, snowstorms, subfreezing temperatures that, under normal oilfield practices in the area, render operations impractical and other damage from the elements, strikes, riots, unavailability of transportation or necessary equipment, action of governmental authority, litigation, acts of God and acts of the public enemy. The term of this Agreement shall be extended for a period equal to the period for which performance is suspended by reason of Force Majeure when such period equals or exceeds 96 consecutive hours. All periods of Force Majeure shall be deemed to begin at the time Solaris stops performance hereunder by reason of Force Majeure. Solaris shall notify NPG of the beginning and ending date of each such Force Majeure period. Notwithstanding the foregoing, Solaris and NPG agree that the End of the First Option Period, End of the Second Option Period, End of the Third Option Period, and the end of the Option Period may not be extended by events of Force Majeure.

          d. Notices.
          -----------
          All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth on Exhibit "A". Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if sent by Email or facsimile transmission, when received, (iii) if mailed by certified mail, return receipt requested, 5 business days after mailing, or (iv) if sent by overnight courier, one day after sending. No change in any notice information contained in Exhibit "A" shall be deemed effective until written notification of the change is duly submitted to the other Parties.

          e. Article Headings/Exhibits.
          -----------------------------
          The Article and Section headings contained in this Agreement are for convenience of reference only and shall not restrict or otherwise modify provisions and conditions or the interpretation of this Agreement. All references to Exhibits refer to Exhibits that are attached to this Agreement and thereby made a part of this Agreement.

          f. Governing Law.
          -----------------
          This Agreement and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Colorado without reference to the conflict of laws principles. Forum and venue shall be exclusively in Denver, Colorado.

          g. Severability.
          ----------------
          The provisions of this Agreement are intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

          h. Entire Agreement.
          --------------------
          This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof in lieu of any prior agreement, whether written or oral. This Agreement may be amended or modified only by a written agreement signed by the Parties.

          i. Dispute Resolution.
          ----------------------
          The Parties agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement. If a dispute cannot be resolved by negotiation, the dispute shall be submitted to non-binding mediation and/or arbitration before resorting to litigation. Results of the mediation must be documented in writing and distributed between the Parties. If the need for mediation arises, the Parties shall choose a mutually acceptable mediator. The Parties to the dispute must agree before any settlement is binding. The Parties (NPG 50% and Solaris 50%) shall equally share the costs for the mediator and mediation services. If mediation is unsuccessful, or if the Parties so elect, the Parties may submit all differences and disputes related to this Agreement to arbitration before a panel of three arbitrators in Denver County, Colorado, one of whom shall be named by one Party, one of whom shall be named by the other Party, and with the two selected arbitrators then selecting or appointing a third arbitrator (the "Arbitrators"). The decision of the Arbitrators shall not be binding on the Parties unless the Parties so agree prior to beginning the arbitration process. The Parties agree to equally share all arbitration costs and expenses (NPG 50% and Solaris 50%). Results of the arbitration must be documented in writing and distributed to the Parties. The Parties agree that the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          j. Attorney's Fees.
          -------------------
          (i) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to its reasonable attorneys' fees, costs, and necessary expenses, in additional to any other relief to which that Party may be entitled. (ii) On or before the earlier of drilling of the first well on the Leases, July 31, 2003 or closing of a transaction that either funds the drilling and development as contemplated by this Agreement or that capitalizes Solaris, Solaris agrees to pay all of NPG's attorney's fees incurred in connection with the negotiation and execution of this Agreement, such fees not to exceed $15,000.

          k. Waiver.
          ----------
          Failure of NPG or Solaris to enforce any article or provision of this Agreement shall not constitute a waiver of such article or provision or any other article or provision. Should any article or provision of the Agreement be held void, invalid, unenforceable or illegal, the validity and enforceability of the other articles or provisions shall not be affected thereby.

          l. Signatory Power.
          -------------------
          Solaris represents and warrants that Lynn S. Faust has full power and authority to execute this Agreement on behalf of Solaris and that such Agreement is binding on Solaris and enforceable in accordance with its terms, free of any claim(s) with respect to the Leases and Lands (AMI), or any part thereof, and Solaris agrees to indemnify and hold NPG free and harmless from any such claims and obligations.

          m. Counterpart Signatures/Fax Signatures.
          -----------------------------------------
          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument. This Agreement shall be effective if each Party has executed and delivered at least one counterpart hereof by facsimile, followed by an originally executed hard copy. Facsimile signatures are considered binding.

          n. Notice of Default.
          ---------------------
          If either Party is in default under the terms of this Agreement, the "Non-Defaulting Party" agrees to give the Defaulting Party notice of such default and the opportunity to cure such default before exercising its rights and remedies under the terms of this Agreement; provided however, that Solaris and NPG agree that the End of the First Option Period, End of the Second Option Period, End of the Third Option Period, and the end of the Option Period may not be extended by the provisions of this section.

                                   SIGNATURES:
                                   -----------

     The Parties hereto have executed this Agreement on the dates set forth in the acknowledgments below.

         SOLARIS:


         SOLARIS EXPLORATION, INC.


         By: /s/ Lynn S. Faust
            --------------------------------------------------------------------
            Lynn S. Faust, Vice President


         NPG:

         NUCLA PROSPECT GROUP:


         PLATEAU EXPLORATION, INC.,

         By: /s/ Donald L. Rasmussen
            --------------------------------------------------------------------
            Donald L. Rasmussen, President,

         THE ESTATE OF A.W. CULLEN

         By: /s/ Ms. Janine Goldberg
            --------------------------------------------------------------------
            Ms. Janine Goldberg, Personal Representative



         WYOMING OIL & MINERALS, INC.,

         By: /s/ Mr. Bill M. Conrad
            --------------------------------------------------------------------
            Mr. Bill M. Conrad, President



         AMARADO OIL COMPANY, INC

         By: /s/ David A. Dachner
            --------------------------------------------------------------------
            David A. Dachner, President



         KODIAK RESOURCES, INC.,

         By: /s/ Matthew J. Telfer
            --------------------------------------------------------------------
            Matthew J. Telfer, President

                                ACKNOWLEDGMENTS:
                                ----------------


STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February, 2003 by Lynn S. Faust, as Vice President of Solaris Exploration, Inc., a Texas corporation, on behalf of said corporation.

         Witness my hand and official seal.
         My commission expires:  __________
                                                  ___________________________
                                                         Notary Public




STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February, 2003 by Donald L. Rasmussen, as President of Plateau Exploration, Inc., a Colorado corporation, on behalf of said corporation..

         Witness my hand and official seal.
         My commission expires:  __________
                                                  ___________________________
                                                       Notary Public




STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February 2003 by Ms. Janine Goldberg, as Personal Representative of The Estate Of A. W. Cullen.

         Witness my hand and official seal.
         My commission expires:  __________

                                                  ___________________________
                                                       Notary Public

STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February 2003 by Mr. Bill M. Conrad, President of Wyoming Oil & Minerals, Inc., a Wyoming corporation, on behalf of said corporation..

         Witness my hand and official seal.
         My commission expires:  __________

                                                  ___________________________
                                                       Notary Public




STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February 2003 by David A. Dachner, as President of Amarado Oil Company, Inc., a Texas corporation on behalf of said corporation. .

         Witness my hand and official seal.
         My commission expires:  __________

                                                  ___________________________
                                                       Notary Public





STATE OF ______________)
                       ) ss.
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ____ day of February 2003 by Matthew J. Telfer, as President of Kodiak Resources, Inc., a Texas corporation on behalf of said corporation.

         Witness my hand and official seal.
         My commission expires:  __________

                                                  ___________________________
                                                       Notary Public

                                List of Exhibits

      Exhibit        Description
      -------        -----------
        A.           Parties to this Agreement.
        B.           Lease Schedule and Offered Acreage.
        C.           Map of AMI boundary and Leasehold Acreage.
        D.           Area of Mutual Interest (AMI).
        E.           Initial and Option Drilling Blocks.
        F.           Map of Initial and Option Drilling Blocks.
        G.           Federal Lease Rental Schedule and Amounts Due through 2004.
        H.           Fee Lease Rental Schedule and Amounts Due through 2004.
        I.           Drilling and Geological Requirements.

                           Exhibit A - NUCLA PROSPECT
                            PARTIES OF THE AGREEMENT


1.  SOLARIS EXPLORATION, INC.
    -------------------------
         Solaris Exploration, Inc.
              Ms. Lynn S. Faust, Vice President
              16800 Imperial Valley Drive, Ste 380
              Houston, TX 77060
              Daytime Telephone:                     (281) 931-8933
              Facsimile:                             (281) 931-8655
              E-mail:                                lsfrel@sbcglobal.net
                                                     --------------------

2.  NUCLA PROSPECT GROUP
         Plateau Exploration, Inc.
              Mr. Donald L. Rasmussen, President*
              1645 Court Place, Suite 312
              Denver, Colorado 80202-4507
              Daytime Telephone:                     (303) 571-1160
              Facsimile:                             (303) 571-1161
              E-mail:                                paradoxdata@interfold.com
                                                     -------------------------

         The Estate of A.W. Cullen
              Ms. Janine Goldberg, Personal Representative
              31857 Saddletree Drive
              Westlake Village, CA 91361
              Daytime Telephone:                     (818) 874-0976
              Facsimile:                             (818) 874-0916
              E-mail:                                J9toady@aol.com
                                                     ---------------

         Wyoming Oil & Minerals, Inc.
              Mr. Jubal S. Terry, Director
              5525 Erindale Dr., Ste 201
              Colorado Springs, CO 80918
              Daytime Telephone:                     (303 238-8712)
              Facsimile:                             (303 238-3190)
              E-mail:                                skylineres@msn.com
                                                     ------------------

         Amarado Oil Company, Inc.
              Mr. David A. Dachner, President
              4833 Spicewood Springs Road, Suite 204
              Austin, TX 78759
              Daytime Telephone:                     (512) 346-9241
              Facsimile:                             (512) 346-9249
              E-mail:                                amarado@earthlink.net
                                                     ---------------------

         Kodiak Resources, Inc.
              Mr. Matthew J. Telfer, President
              3698 Ranch Road 620, Suite 113
              Austin, TX 78738
              Daytime Telephone:                     (512) 263-9212
              Facsimile:                             (512) 263-3398
              E-mail:                                mtelfer@bbxllc.com
                                                     ------------------


         -------------
          * Designated contact person and representative spokesperson for the Nucla Prospect Group shall be Mr. Donald L. Rasmussen, President of Plateau Exploration, Inc., with address, phone, etc. as listed above.

                           Exhibit B - NUCLA PROSPECT

                           LEASE SCHEDULE AND ACREAGE
                            Montrose County, Colorado

1.   FEDERAL ACREAGE (Nucla Prospect Group - Offered Acreage):
--------------------------------------------------------------

COC-     Legal                                                  Expire                            Net
Lease    Description                                            Date              NRI             Acres
-----    -----------                                            ----------        ------          --------
61290    Township 47 North, Range 14 West                       02/28/2008        87.5%            6403.56
         --------------------------------
         Section 4:        Lots 1, 2, 3, 4, S2N2, S2
         Section 5         Lots 1, 2, 3, 4, S2N2, S2
         Section 6         Lots 1, 2, 3, 4, 5, 6, 7,
                           SENW, S2NE, E2SW, SE
         Section 7         Lots 1, 2, 3, 4, E2W2, E2
         Section 8         All
         Section 9         All
         Section 10        All
         Section 16        All
         Section 17        All
         Township 47 North, Range 15 West
         --------------------------------
         Section 1         Lots 1, 2, 3, 4, S2N2, S2

61301    Township 47 North, Range 13 West                       02/28/2008        87.5%            6951.32
         --------------------------------
         Section 30        Lots 1, 2, 3, 4, E2, E2W2
         Section 31        Lots 1, 2, 3, 6, 7,
                           NE, E2NW, NESW, N2SE
         Section 32        Lots 1, 2, 3, 4, N2, N2S2
         Township 47 North, Range 14 West
         --------------------------------
         Section 14        All
         Section 15        All
         Section 22        All
         Section 23        All
         Section 24        All
         Section 25        All
         Section 26        All
         Section 27        All

62123    Township 46 North, Range 14 West                       09/30/2008        87.5%            1803.27
         --------------------------------
         Section 1         Lots 1, 2, 3, 4,
                           S2NW, SW, W2SE, SESE
         Section 2 Lots 1, 2, 3, 4, S2N2,
         S2 Section 11 Lot 1, E2, E2W2, W2NW, SWSW

62133    Township 47 North, Range 14 West                       08/31/2008        87.5%             965.95
         --------------------------------
         Section 19        Lots 1, 2, NE, E2NW, E2SE
         Section 30        Lots 1, 4, E2, E2W2

62134    Township 47 North, Range 14 West                       08/31/2008        87.5%            2560.00
         --------------------------------
         Section 20        All
         Section 21        All
         Section 28        All
         Section 29        All

62135    Township 47 North, Range 14 West                       08/31/2008        87.5%            1310.94
         --------------------------------
         Section 31        Lots 1, 2, 3, 4, E2W2,
                             E2 excl. MS2517
         Section 32        All excl. MS2517, MS2518

62136    Township 47 North, Range 14 West                       08/31/2008        87.5%             640.00
         --------------------------------
         Section 33        All

62760    Township 46 North, Range 13 West                       05/31/2009        87.5%            2268.82
         --------------------------------
         Section 20        Lots 1, 2, 3, 4, 5, 6, N2NE, W2
         Section 21        Lots 1, 2, 3, 4, 5,SENE, S2SW, SE

         Section 28        All
         Section 29        Lots 1, 2, 3, 4, S2N2, N2S2, SESE

63121    Township 46 North, Range 13 West                       12/31/2010        87.5%             990.88
         --------------------------------
         Section 19        Lots 3, 5, 6, E2, E2W2
         Section 30        Lots 2, 3, 4,
                           NE, E2SW, SWSE

63122    Township 47 North, Range 15 West                       04/30/2011        87.5%            1400.00
         --------------------------------
         Section 22        N2, N2S2, S2SW, SWSE
         Section 26        E2NW, SWNW, SW, S2SE
         Section 27        W2NE, SENE, N2NW, SESW, SE
         Section 28        NENE

63123    Township 47 North, Range 15 West                       04/30/2011        87.5%             320.00
         --------------------------------
         Section 23        N2NW, SWNW, N2SW, SESW
         Section 25        S2SW

63232    Township 46 North, Range 13 West                       10/31/2010        87.5%             640.00
         --------------------------------
         Section 33        All

63233    Township 46 North, Range 13 West                       10/31/2010        87.5%             800.00
         --------------------------------
         Section 31        E2, E2SW
         Section 32        N2, W2SW

64268    Township 46 North, Range 13 West                       10/31/2010        87.5%              60.00
         --------------------------------
         Section 32        N2N2SE, N2S2N2SE

64482    Township 46 North, Range 13 West                       03/31/2012        87.5%            2011.25
         --------------------------------
         Section 3         Lots 2, 3, 4,
                           N2S2, S2SE, N2S2SW
         Section 4         Lots 1, 2, 3, 4, S2
         Section 9         All
         Section 10        E2NWNE, S2NWNW,
                           NENE, S2N2, SW, W2SE

64487    Township 46 North, Range 13 West                       03/31/2011        87.5%            1842.00
         --------------------------------
         Section 8         All
         Section 17        N2, SW, W2SE
         Section 18        Lots 1,2,3,4, E2, E2W2

64488    Township 46 North, Range 13 West                       03/31/2011        87.5%            1360.00
         --------------------------------
         Section 14        SWNW, NWSW, S2S2, NESE
         Section 15        W2NE, SENE, W2, SE
         Section 16        N2, SE

64490    Township 47 North, Range 13 West                       03/31/2011        87.5%            1267.88
         --------------------------------
         Section 19        Lots 1, 2, 3, 4, E2W2,E2
         Section 29        All

64508    Township 47 North, Range 14 West                       03/31/2011        87.5%             645.32
         --------------------------------
         Section 18        Lots 1,2,3,4, E2, E2W2

64509    Township 47 North, Range 14 West                       03/31/2011        87.5%            1880.00
         --------------------------------
         Section 34        All
         Section 35        All
         Section 36        N2, N2S2, S2SW, SWSE

64518    Township 47 North, Range 15 West                       03/31/2011        87.5%              80.00
         --------------------------------
         Section 13        E2SE

64519    Township 47 North, Range 15 West                       03/31/2011        87.5%            2255.00
         --------------------------------
         Section 10        All
         Section 11        W2NE, E2NW, S2, N2NENE
         Section 12        NE, E2NW, E2NWNW,
                           N2SW, SWSW, W2SESW,
                           W2E2SESW, NENESE,
                           N2SENESE, SESENESE,
                           W2NWSE, S2SESWSE,
                           NENESESE, S2S2SESE
         Section 15        All

64520    Township 47 North, Range 15 West                       03/31/2011        87.5%             640.00
         --------------------------------
         Section 2         S2
         Section 3         S2

64521    Township 47 North, Range 15 West                       03/31/2011        87.5%             470.00
         --------------------------------
         Section 13        E2W2NWNE, S2NE, NENE,
                           E2NWNE, NWNW, SWSW
         Section 14        N2NE, SWNE, NWSE, S2SE

                                                                                                  --------

TOTAL OFFERED FEDERAL ACREAGE:                                                                    39566.19




2.   FEE ACREAGE (Nucla Prospect Group - Offered Acreage):
     -----------------------------------------------------

COC-     Legal                                                  Expire                            Net
Lease    Description                                            Date              NRI             Acres
-----    -----------                                            ----------        ------          --------
DOWLING  (2300.00 Gross Acres)                                  11/31/2009        87.5%            320.00
         Township 47 North, Range 14 West
         --------------------------------
         Section 30 Lots 2, 3
         Township 47 North, Range 15 West
         --------------------------------
         Section 12        W2NESE, E2NWSE, NWSESE,
                           NESWSE, N2S2SESE, E2E2SESW,
                           SWSENESE, N2SESWSE, S2NESESE,
                           S2SWSE, NWNESESE, W2SWSE
         Section 13        E2NENW, SWNENW, W2W2NWNE,
                           N2NWSENW, N2SW, W2SE, SESW,
                           SWNW
         Section 14        SENE, NESE
         Section 23        E2, SENW
         Section 24        W2, W2SE
         Section 25        NW, NWNE, S2NE, N2SW, SE
         Section 26        W2NE
         Section 34        S2NW, SWNE, N2SW

MAUPIN (1283.20 Gross Acres)                                    03/16/2005        87.5%             481.20
         Township 47 North, Range 14 West
         --------------------------------
         Section 30        Lots 2, 3
         Township 47 North, Range 15 West
         --------------------------------
         Section 13 SWNW, SESW, N2SW, W2SE
         Section 14 SENE, NESE
         Section 23 SENW,  NE
         Section 24 NW, E2SW, W2SE
         Section 25 N2NW, NWNE, S2NE, SE

PROCTOR, ET AL. (160.00 Gross Acres)                            03/16/2005        87.5%             160.00
         Township 47 North, Range 15 West
         --------------------------------
         Section 26        E2NE, N2SE

JERMAN/HEINLE (160.00 Gross Acres)                              04/15/2006        87.5%              20.00
         Township 47 North, Range 15 West
         --------------------------------
         Section 13        E2SW, W2SE
                                                                                                  --------
TOTAL OFFERED FEE ACREAGE:                                                                          981.20

                                                                                                  --------
TOTAL OFFERED FEDERAL AND FEE ACREAGE                                                             40547.39

                           Exhibit C - NUCLA PROSPECT

                               MAP OF AMI BOUNDARY
                              AND LEASEHOLD ACREAGE



                               MAP NOT SHOWN HERE

                           Exhibit D - NUCLA PROSPECT

                          AREA OF MUTUAL INTEREST (AMI)
                            Montrose County, Colorado

AREA OF MUTUAL INTEREST
-----------------------

         Townships, Ranges                           Sections
         -----------------------------------         --------
         Township 45 North, Range 13 West            3-6
         Township 45 1/2 North, Range 13 West        31-36
         Township 46 North, Range 13 West            All
         Township 46 North, Range 14 West            1-4, 10-13
         Township 47 North, Range 13 West            3-36
         Township 47 North, Range 14 West            All
         Township 47 North, Range 15 West            1-3, 10-15, 22-27, 34-36
         Township 47 North, Range 15 West            NENE Section 28
         Township 48 North, Range 13 West            29-33
         Township 48 North, Range 14 West            13-36
         Township 48 North, Range 15 West            13-16, 21-28, 33-36


Map of AMI boundary is shown in Exhibit C.

                           Exhibit E - NUCLA PROSPECT

                       INITIAL AND OPTION DRILLING BLOCKS
                            Montrose County, Colorado

1.   INITIAL  NINE-SECTION  DRILLING BLOCK # 1 (initial drill site is in section
     16).
     ---------------------------------------------------------------------------

COC-     Legal                                Expire            NPG
Lease    Description                          Date              Gross Acreage
-----    --------------------------------     ----------        --------------

61290    Township 47 North, Range 14 West     02/28/2008        3,200 of 5,760
         Sections 8, 9, 10, 16, 17
61301    Township 47 North, Range 14 West     02/28/2008        1,280 of 5,760
         --------------------------------
         Sections 15, 22
62134    Township 47 North, Range 14 West     08/31/2008        1,280 of 5,760
         --------------------------------
         Sections 20, 21


2.   NINE-SECTION OPTION DRILLING BLOCK #2.
     --------------------------------------

COC-     Legal                                 Expire            NPG
Lease    Description                           Date              Gross Acreage
-----    --------------------------------     ----------        --------------
64490    Township 47 North, Range 13 West     03/31/2011        640 of 5,760
         --------------------------------
         Section 19
61301    Township 47 North, Range 13 West     02/28/2008        1,280 of 5,760
         --------------------------------
         Sections 30, 31
61301    Township 47 North, Range 14 West     02/28/2008        2,560 of 5,760
         --------------------------------
         Sections 23, 24, 25, 26
64509    Township 47 North, Range 14 West     03/31/2011        1,280 of 5,760
         --------------------------------
         Sections 35, 36


3.  NINE-SECTION OPTION DRILLING BLOCK #3.
COC-     Legal                                Expire            NPG
Lease    Description                          Date              Gross Acreage
-----    --------------------------------     ----------        --------------
62760    Township 46 North, Range 13 West     05/31/2009        1,120 of 4,940
         --------------------------------
         Sections 20, 21
64487    Township 46 North, Range 13 West     03/31/2011        1,640 of 4,940
         --------------------------------
         Sections 8, 17, 18
64482    Township 46 North, Range 13 West     03/31/2012        1,100 of 4,940
         --------------------------------
         Sections 9, 10
64488    Township 46 North, Range 13 West     03/31/2011        1,080 of 4,940
         --------------------------------
         Sections 15, 16


Map of Drilling Blocks is shown in Exhibit F.

                           Exhibit F - NUCLA PROSPECT
                               MAP OF INITIAL AND
                             OPTION DRILLING BLOCKS



                               MAP NOT SHOWN HERE

                           Exhibit G - NUCLA PROSPECT

                          FEDERAL LEASE RENTAL SCHEDULE
                            Montrose County, Colorado

NUCLA PROSPECT GROUP - OFFERED FEDERAL ACREAGE:

Delayed Rentals Paid during latter half of 2002
-----------------------------------------------
COC-     Rental                     Gross       Rental            Cumulative
Lease    Due Date      Rent/Acre    Acres       Amount            Total - 2002
-------  ----------    ---------    -----       ----------        ------------
62133    08/31/2002      $1.50        966       $ 1,449.00        $  1,449.00

62134    08/31/2002      $1.50       2560       $ 3,840.00        $  5,289.00

62135    08/31/2002      $1.50       1311       $ 1,966.50        $  7,255.50

62136    08/31/2002      $1.50        640       $   960.00        $  8,215.50

62123    09/30/2002      $1.50       1804       $ 2,706.00        $ 10,921.50

63232    10/31/2002      $1.50        640       $   960.00        $ 11,881.50

63233    10/31/2002      $1.50        800       $ 1,200.00        $ 13,081.50

64268    10/31/2002      $1.50         60       $    90.00        $ 13,171.50

63121    12/31/2002      $1.50        991       $ 1,486.50        $ 14,858.00

Total Rent Paid by NPG during latter half of 2002                 $ 14,658.00
================================================================================

Delayed Rentals Due during 2003
-------------------------------
COC-     Rental                     Gross       Rental            Cumulative
Lease    Due Date      Rent/Acre    Acres       Amount            Total - 2003
-------  ----------    ---------    -----       ----------        ------------
61290    02/28/2003      $2.00       6404       $12,808.00        $ 12,808.00

61301    02/28/2003      $2.00       6952       $13,904.00        $ 26,712.00

64482    03/31/2003      $1.50       2012       $ 3,018.00        $ 29,730.00

64487    03/31/2003      $1.50       1842       $ 2,763.00        $ 32,493.00

64488    03/31/2003      $1.50       1360       $ 2,040.00        $ 34,533.00

64490    03/31/2003      $1.50       1268       $ 1,902.00        $ 36,435.00

64508    03/31/2003      $1.50        646       $   969.00        $ 37,404.00

64509    03/31/2003      $1.50       1880       $ 2,820.00        $ 40,224.00

64518    03/31/2003      $1.50         80       $   120.00        $ 40,344.00

64519    03/31/2003      $1.50       2255       $ 3,382.50        $ 43,726.50

64520    03/31/2003      $1.50        640       $   960.00        $ 44,686.50

64521    03/31/2003      $1.50        470       $   705.00        $ 45,391.50

63122    04/30/2003      $1.50       1400       $ 2,100.00        $ 47,491.50

63123    04/30/2003      $1.50        320       $   480.00        $ 47,971.50

62760    05/31/2003      $1.50       2269       $ 3,403.50        $ 51,375.00

62133    08/31/2003      $2.00        966       $ 1,932.00        $ 53,307.00

62134    08/31/2003      $2.00       2560       $ 5,120.00        $ 58,427.00

62135    08/31/2003      $2.00       1311       $ 2,622.00        $ 61,049.00

62136    08/31/2003      $2.00        640       $ 1,280.00        $ 62,329.00

62123    09/30/2003      $2.00       1804       $ 3,608.00        $ 65,937.00

63232    10/31/2003      $1.50        640       $   960.00        $ 66,897.00

63233    10/31/2003      $1.50        800       $ 1,200.00        $ 68,097.00

64268    10/31/2003      $1.50         60       $    90.00        $ 68,187.00

63121    12/31/2003      $1.50        991       $ 1,486.50        $ 69,673.50

Total Rent Due during 2003                                        $ 69,673.50
================================================================================

Delayed Rentals Due during 2004
-------------------------------
COC-     Rental                     Gross       Rental            Cumulative
Lease    Due Date      Rent/Acre    Acres       Amount            Total - 2004
-------  ----------    ---------    -----       ----------        ------------

61290    02/28/2004      $2.00       6404       $12,808.00        $ 12,808.00

61301    02/28/2004      $2.00       6952       $13,904.00        $ 26,712.00

64482    03/31/2004      $1.50       2012       $ 3,018.00        $ 29,730.00

64487    03/31/2004      $1.50       1842       $ 2,763.00        $ 32,493.00

64488    03/31/2004      $1.50       1360       $ 2,040.00        $ 34,533.00

64490    03/31/2004      $1.50       1268       $ 1,902.00        $ 36,435.00

64508    03/31/2004      $1.50        646       $   969.00        $ 37,404.00

64509    03/31/2004      $1.50       1880       $ 2,820.00        $ 40,224.00

64518    03/31/2004      $1.50         80       $   120.00        $ 40,344.00

64519    03/31/2004      $1.50       2255       $ 3,382.50        $ 43,726.50

64520    03/31/2004      $1.50        640       $   960.00        $ 44,686.50

64521    03/31/2004      $1.50        470       $   705.00        $ 45,391.50

63122    04/30/2004      $1.50       1400       $ 2,100.00        $ 47,491.50

63123    04/30/2004      $1.50        320       $   480.00        $ 47,971.50

62760    05/31/2004      $1.50       2269       $ 3,403.50        $ 51,375.00

62133    08/31/2004      $2.00        966       $ 1,932.00        $ 53,307.00

62134    08/31/2004      $2.00       2560       $ 5,120.00        $ 58,427.00

62135    08/31/2004      $2.00       1311       $ 2,622.00        $ 61,049.00

62136    08/31/2004      $2.00        640       $ 1,280.00        $ 62,329.00

62123    09/30/2004      $2.00       1804       $ 3,608.00        $ 65,937.00

63232    10/31/2004      $1.50        640       $   960.00        $ 66,897.00

63233    10/31/2004      $1.50        800       $ 1,200.00        $ 68,097.00

64268    10/31/2004      $1.50         60       $    90.00        $ 68,187.00

63121    12/31/2004      $1.50        991       $ 1,486.50        $ 69,673.50

Total Rent Due during 2004                                        $ 69,673.50
================================================================================

                           Exhibit H - NUCLA PROSPECT

                            FEE LEASE RENTAL SCHEDULE
                            Montrose County, Colorado

NUCLA PROSPECT GROUP - OFFERED FEE ACREAGE:

Delayed Rentals Paid during latter half of 2002
-----------------------------------------------
COC-              Rental                    Gross    Rental       Cumulative
Lease             Due Date     Rent/Acre    Acres    Amount       Total - 2002
-------           ----------   ---------    -----    ----------   ------------
Maupin            03/16/2002    $1.00       481.20    $481.20     Paid
Proctor, et al.   03/16/2002    $1.00       160.00    $160.00     Paid
Jerman/Heinle     04/15/2002    $0.00       020.00    $000.00     Paid-up lease
Dowling           11/31/2002    $1.00       320.00    $320.00     $320.00

Total Rent Paid by NPG during latter half of 2002                 $320.00
================================================================================

Delayed Rentals Due during 2003
-------------------------------
COC-              Rental                    Gross    Rental       Cumulative
Lease             Due Date     Rent/Acre    Acres    Amount       Total - 2002
-------           ----------   ---------    -----    ----------   ------------
Proctor, et al.   03/16/2003     $1.00      160.00    $160.00     $160.00
Jerman/Heinle     04/15/2003     $0.00      020.00    $000.00     Paid-up lease
Dowling           11/31/2003     $1.00      320.00    $320.00     $320.00

Total Rent Due during 2003                                        $961.20
================================================================================

Delayed Rentals Due during 2004
-------------------------------
COC-              Rental                    Gross    Rental       Cumulative
Lease             Due Date     Rent/Acre    Acres    Amount       Total - 2002
-------           ----------   ---------    -----    ----------   ------------
Maupin            03/16/2004     $1.00       481.20    $481.20    $481.20
Proctor, et al.   03/16/2004     $1.00       160.00    $160.00    $160.00
Jerman/Heinle     04/15/2004     $0.00       020.00    $000.00    Paid-up lease
Dowling           11/31/2004     $1.00       320.00    $320.00    $320.00

Total Rent Due during 2004                                        $961.20
================================================================================

                           Exhibit I - NUCLA PROSPECT

                      DRILLING AND GEOLOGICAL REQUIREMENTS


REQUIREMENTS.
-------------

1. In the conduct of its test well drilling, Solaris, whether acting as the Operator or not, shall require Operator to give representatives of NPG free access, at their sole risk, to the rig floor at all times as safety permits, and to make available to such representatives all logs, records, reports, samples, cuttings, cores, test results, and other information obtained in the course of drilling the test well and/or any substitute test well. Subject to the other provisions of the Agreement, all information and data obtained by the NPG from Solaris under the provisions of this Exhibit shall be held by NPG as proprietary and confidential information of Solaris and the NPG shall not discuss or divulge the information to any person or entity, other than Solaris or an individual authorized by Solaris, without the express written consent of Solaris, for a period of one (1) year from the date such information is provided, or until the information is made public by regulatory authorities having jurisdiction, or in the event when this Agreement has been prematurely terminated, whichever is sooner.
2. Solaris agrees to provide NPG, through the designated contact person identified in Exhibit "A" of this Agreement, the following notices and instruments:
     a. Copies of each of the following instruments immediately after their preparation and/or filing:
          (i) Registration for oil and gas operations (Colorado Oil and Gas Conservation Commission Form 1 - COGCC Form 1) where Solaris is the Operator on wells within the AMI.
          (ii) Application for Permit-to-drill (COGCC Form 2) for test well.
          (iii)Surveyor's location plat for the test well and/or any substitute test well (s).
          (iv) Sundry notices and reports (COGCC Form 4).
          (v)  Drilling Completion Report (COGCC Form 5).
          (vi) Completed Interval Report (COGCC Form 5A).
          (vii) Well Abandonment Report (COGCC Form 6).
          (viii) Operator's Monthly Production Report (COGCC Form 7).
          (ix) Any and all other forms and reports required to be filed by the rules and regulations of the State of Colorado, Colorado Oil and Gas Conservation Commission, Colorado Geological Survey, Bureau of Land Management, U.S. Geological Survey, and/or U.S. Forest Service on the lands within the AMI.
     b. Drilling report, sent by facsimile or Email daily, showing progress during the previous day, including commencement date, drilling depth, deviation tests, character and name of formations encountered, shows of oil, gas, and/or water, and data for all formation tests.
     c. Notification by facsimile, Email or phone of a significant showing of oil and/or gas while drilling or testing, and if show(s) will be immediately tested.

     d. Notification by facsimile, Email or phone prior to the running of any electrical logs (surveys).

          e. Notification by facsimile, Email or phone that the well has reached total depth.
          f. Two sets of all runs of "field-print" and "final" logs and one complete digital copy of each of the following recommended logs:
          (i) Dual Induction Laterolog (or equivalent log), with Gamma Ray, SP and Caliper curves, from bottom of surface casing to total depth.
          (ii) Compensated Neutron - Litho-Density log (or equivalent log), with Gamma Ray, Caliper, and PEF curves, from bottom of surface casing to total depth.
          (iii)Sonic log, with Gamma Ray and caliper curves, from surface to total depth. Delta-T Compressional and Delta-T Shear curves to be included on sonic log.
          (iv) Dipmeter log (Micro Imager), from bottom of surface casing to total depth.
          (v) Natural Gamma Ray Spectroscopy log, from bottom of surface casing to total depth.
          (vi) Mud Log, from surface casing to total depth.
          (vii) Wellsite Geologist's log, from surface to total depth.
          (viii) Any  and all  other  borehole  or  downhole  logs,  directional surveys, temperature surveys, velocity surveys, drilling time logs, etc.
     g. A geologic history of the test well, including all formation tops with lithologic descriptions, deviation surveys, bit records, drilling time, and chronological report.
     h. Two copies of all core analyses including copies of special analyses, core photos, reports, etc. as related to the core(s). NPG would have full access to the core(s) taken in a test well and the right to obtain a slabbed portion of the entire core(s) or to obtain representative samples.
     i. Two copies of all drill stem test charts and results, together with representative samples of any fluid (liquid) recovered on any drill stem test or wire line test. Operator will attempt to collect and have analyzed any gaseous products recovered from each drill stem test or wire line test and provide two copies of each such analysis to NPG.
     j. Copies of any follow-up analyses or studies (e.g. core and sample analyses, gas, oil, water and mud analyses, petrological, petrophysical, paleontological and geochemical studies).
3. NPG shall have the opportunity to examine well cuttings, test data and electrical logs before any test well or any substitute well is abandoned by Solaris (Operator), and it shall further have the right, at its sole cost, risk and expense, including full rig time, to conduct such additional surveys as it may desire, provided timely notice is given to Solaris while the rig is still over the borehole.
4. Solaris agrees to have a qualified Wellsite Geologist on the well at all times while the well is drilling, coring, or testing, from surface to total depth.
5. Solaris agrees to have a qualified Two-man Mud Logging team on the well at all times while the well is drilling, from surface to total depth. The contracted Mud Logging company must have equipment necessary to detect gaseous hydrocarbons, carbon dioxide, and hydrogen sulfide.

6. Solaris agrees to follow federal BLM rules that require hydrogen sulfide safety equipment and detectors to be used below surface casing. The BLM will require that all personnel on the location have certified hydrogen sulfide training.
7. Solaris agrees to make such tests during the course of the test well drilling as would be made by a prudent operator under similar circumstances to determine the productivity for oil and/or gas of the test well or any substitute, including, without limitation, as to any well that encounters the Paleozoic horizons in the Four Corners region.
8. If a completion attempt is made on the test well or any substitute test well, NPG shall receive a daily report of completion data, including perforation, treating, swabbing and other testing, with details on fluid types and amounts, production gauges and pressures, etc.